EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-11178 of Stolt Nielsen S.A. on Form S-8 of our report dated June 24, 2005, appearing in this Annual Report on Form 11-K of the Stolt-Nielsen Inc. Retirement Savings Plan for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Stamford, Connecticut
June 24, 2005